UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-4715639
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2919 Allen Parkway, Woodson Tower Houston, Texas 77019	1-877-375-2422
(Address of principal executive office and zip code)	(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Junior Subordinated Notes due 2064	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-275890
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.Description of Registrant’s Securities to be Registered.
Corebridge Financial, Inc. (the “Company”) hereby incorporates by reference the description of its 6.375% Junior Subordinated Notes due 2064 contained in the Company’s Prospectus, dated December 5, 2023, under the heading “Description of Debt Securities”, and in the Prospectus Supplement, dated November 19, 2024, under the heading “Description of the Notes” on pages S-15 through S-25, deemed filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-275890).
Item 2.Exhibits.

Exhibit No.	Description

4.1
Indenture, dated August 23, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.8 to Corebridge Financial, Inc.’s Registration Statement on Form S-1, filed on September 12, 2022 (File No. 333-263898)).

4.2
Third Supplemental Indenture, dated as of November 22, 2024, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to Corebridge Financial, Inc.’s Current Report on Form 8-K, filed with the Commission on November 22, 2024).

4.3	Form of Junior Subordinated Note (included in Exhibit 4.2).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COREBRIDGE FINANCIAL, INC.

	By:	/s/ Christine Nixon
	Name:	Christine Nixon
	Title:	Executive Vice President and
General Counsel

Date: November 22, 2024